                                                                    EXHIBIT 10.1


                                VOTING AGREEMENT

                  THIS VOTING AGREEMENT (this "AGREEMENT"), is made and entered into as of September 2, 2005, by and between Cary Brokaw ("BROKAW") and Avenue Entertainment Group, Inc. a Delaware corporation (the "COMPANY") with reference to the following facts:

                  A. Brokaw is a stockholder and optionholder of the Company.

                  B. Pursuant to that certain Asset Purchase Agreement dated as of even date herewith by and among Cary Brokaw Productions, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("CPI") Brokaw, Avenue Pictures, Inc., a Delaware corporation ("API"), and the Company, among other things, (1) API transferred certain of its assets, and assigned certain of its liabilities, to CPI, (2) CPI granted API a right to certain of its revenues to which it may be entitled to receive in the future, (3) Brokaw transferred 711,250 shares of the Company's common stock ("COMPANY COMMON STOCK") to API,
(4) Brokaw delivered to the Company for cancellation all options held by him to purchase shares of Company Common Stock, and (5) the Company agreed to issue Brokaw a new option to purchase 500,000 shares of Company Common Stock.

                  C. The parties desire to enter into this Agreement to memorialize their agreements regarding the voting of shares of Company Common Stock held by Brokaw as further described herein.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the agreements and covenants contained herein and other valuable consideration, the parties hereto agree as follows:

1.       DEFINITIONS.
         ------------

         1.1 "BOARD OF DIRECTORS" means the Company's board of directors.

         1.2 "COMPANY COMMON STOCK" has the meaning ascribed to it in the recitals.

         1.3 "PERSON" includes any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, trust or other entity or organization, whether or not a legal entity and whether foreign or domestic, or any governmental body.

         1.4 "SHARES" shall mean 700,000 shares of Company Common Stock retained by Brokaw following completion of the transactions contemplated by the Asset Purchase Agreement.

         1.5 "VOTE" means, with respect to any Shares, to (i) vote, or to cause to be voted, all such Shares at all annual and special meetings of the Company's stockholders, however called, or any postponements or continuations thereof and
(ii) execute, or cause to be executed, with respect to all such Shares, all written consents of the Company's stockholders in lieu of any annual or special meeting of the Company's stockholders.

2.       AGREEMENT TO VOTE.
         ------------------

         2.1 VOTING AGREEMENT. Until the termination of this Agreement in accordance with its terms, Brokaw hereby irrevocably and unconditionally agrees to Vote the Shares in accordance with the recommendation of the Board of Directors (or any committee thereof formed for the purpose of giving such direction to the Stockholders) with respect to each matter for which the Board of Directors makes any recommendation to the Company's stockholders as to how to Vote their shares.

         2.2 GRANTING OF PROXY. In the event that Brokaw shall fail to vote the Shares as required pursuant to Section 2.1 above with respect to any matter for which the Board of Directors makes any recommendation to the Company's stockholders as to how to Vote their shares, Brokaw shall be deemed immediately upon the existence of such a breach to have granted to the Chairman of the Board of Directors of the Company a proxy to Vote the Shares as required pursuant to
Section 2.1 above. Brokaw acknowledges that the proxy granted hereby, including any successive proxy if need be, is given to secure the performance of a duty, is coupled with an interest, and shall be irrevocable until the duty is performed.

3.       TERMINATION AND AMENDMENT OF AGREEMENT.
         ---------------------------------------

         3.1 TERMINATION.

                  (a) This Agreement shall terminate upon the first to occur of the following: (i) September 2, 2007, and (ii) the written agreement of the Company and Brokaw.

                  (b) The application of this Agreement shall terminate as to any Shares sold or transferred by Brokaw to any Person who is not an Affiliate of Brokaw, within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

         3.2 AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only with the written consent of the Company and Brokaw, expressly setting forth the amendments or modifications.

4.       MISCELLANEOUS.
         --------------

         4.1 ENTIRE AGREEMENT. This Agreement, including the exhibits hereto and the agreements expressly referred to herein, constitutes the entire understanding between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements between the parties, in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless made in writing and in compliance with the provisions of Sections 3.2 or 4.2.

         4.2 WAIVERS. No term, condition or provision of this Agreement may be waived except by an express written instrument to such effect signed by the party to whom the benefit of such term, condition or provision runs. No such waiver of any term, condition or provision of this Agreement shall be deemed a waiver of any other term, condition or provision, irrespective of similarity, or shall constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No failure or delay on the part of any party in exercising any right, power or privilege under any term, condition or provision of this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

         4.3 SEVERABILITY. In the event any one or more of the terms, conditions or provisions contained in this Agreement should be found in a final award or judgment rendered by any court or arbitrator or panel of arbitrators of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall be interpreted and construed as if such term, condition or provision, to the extent the same shall have been held invalid, illegal, or unenforceable, had never been contained herein, provided that such interpretation and construction is consistent with the intent of the parties as expressed in this Agreement.

         4.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the choice of law principles thereof.

         4.5 EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Agreement, and no party shall be required to produce an original or all of such counterparts in making such proof.

         4.6 COVENANT OF FURTHER ASSURANCES. All parties to this Agreement shall, upon request, perform any and all acts and execute and deliver any and all certificates, instruments and other documents that may be necessary or appropriate to carry out any of the terms, conditions and provisions hereof or to carry out the intent of this Agreement.

         4.7 NO THIRD PARTY BENEFIT. Nothing contained in this Agreement shall be deemed to confer any right or benefit on any Person who is not a party to this Agreement.

         4.8 CONSTRUCTION; REPRESENTATION BY COUNSEL. The parties hereto represent that they have been represented and advised by counsel in connection with the negotiation and preparation of this Agreement, and this Agreement shall be deemed to have been drafted jointly by the parties, notwithstanding that one party or the other may have performed the actual drafting hereof. This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against either party, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

         4.9 NOTICES. All notices and communications to be given or otherwise made to any party hereto shall be deemed to be sufficient if contained in a written instrument delivered in person or by facsimile or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or addressed to such party at the following address or facsimile number:

If to Brokaw:

Cary Brokaw
10202 W. Washington Blvd.
David Lean Bldg., Rm. 119
Culver City, CA  90232
Facsimile: (310) 244-6869

If to the Company:

Avenue Entertainment Group, Inc.
c/o Gene Feldman Productions, LLC
10 West 55th Street, Apt. 26B
New York, NY 10023
Facsimile: (914) 249-9745

or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received: (a) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communications is posted. As used in this Section, "BUSINESS DAY" shall mean any day other than a day on which banking institutions in the State of California are legally closed for business.

                     [rest of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date, month and year first above written.


                                              /S/ CARY BROKAW
                                              ----------------------------------
                                              CARY BROKAW, an individual


                                              AVENUE ENTERTAINMENT GROUP, INC.,
                                              a Delaware corporation


                                              By:    /S/ GENE FELDMAN
                                                  ------------------------------
                                              Name:  GENE FELDMAN
                                                    ----------------------------
                                              Title: CHAIRMAN OF THE BOARD
                                                     ---------------------------